DREYFUS MUNICIPAL INCOME, INC.

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Notice of Annual Meeting of Stockholders

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To the Stockholders:

The Annual Meeting of Stockholders of Dreyfus Municipal Income, Inc. (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York  10166 on Friday, June 13, 2014 at 10:00 a.m., Eastern time, for the following purposes:

1. To elect one Class I Director to serve for a one-year term, three Class II Directors to serve for a two-year term, and three Class III Directors to serve for a three-year term, in each case until their successors are duly elected and qualified.

2. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

Stockholders of record at the close of business on April 2, 2014 will be entitled to receive notice of and to vote at the meeting.

By Order of the Board

Robert R. Mullery
Assistant Secretary

New York, New York
April 8, 2014

WE NEED YOUR PROXY VOTE

A STOCKHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL MEETING OF STOCKHOLDERS OF THE FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD PROMPTLY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

DREYFUS MUNICIPAL INCOME, INC.

proxy statement

Annual Meeting of Stockholders
to be held on June 13, 2014

This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board") of Dreyfus Municipal Income, Inc. (the "Fund") to be used at the Annual Meeting of Stockholders of the Fund to be held on Friday, June 13, 2014 at 10:00 a.m., Eastern time, at the offices of The Dreyfus Corporation ("Dreyfus" or the "Investment Adviser"), 200 Park Avenue, 7th Floor, New York, New York  10166 and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Stockholders of record at the close of business on April 2, 2014 are entitled to be present and to vote at the meeting.  Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon.  If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy given later.  To be effective, such revocation must be received prior to the meeting.  In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given.

A quorum is constituted by the presence in person or by proxy of the holders of one-third of the outstanding shares of the Fund entitled to vote at the meeting.  If a quorum is not present at the meeting, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting.  If a proposal is to be voted upon by only one class of the Fund's shares, a quorum of that class of shares (the holders of a majority of the outstanding shares of the class) must be present in person or by proxy at the meeting in order for the proposal to be considered.  The Fund has two classes of capital stock:  Common Stock, par value $0.001 per share (the "Common Stock"), and Auction Preferred Stock, par value $0.001 per share, liquidation preference $25,000 per share (the "APS").  The APS is further divided into Series A and Series B.  Currently, no proposal is expected to be presented at the meeting that would require separate voting for each Series of APS.  As of April 2, 2014, the Fund had outstanding the following number of shares:

Common Stock Outstanding	APS Outstanding
20,714,750	2,000

It is estimated that proxy materials will be mailed to stockholders of record on or about April 21, 2014.  The principal executive office of the Fund is located at 200 Park Avenue, New York, New York 10166.  Copies of the Fund's most recent Annual Report to Stockholders and, if applicable, Semi-Annual Report to Stockholders are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York  11556-0144, or by calling toll free 1-800-334-6899.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 13, 2014:  This proxy statement, and copies of the Fund's most recent Annual Report to Stockholders and, if applicable, Semi-Annual Report to Stockholders, are available at public.dreyfus.com/proxy/materials.html.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board is divided into three classes with the term of office of one class expiring each year.  It is proposed that stockholders of the Fund consider the election of one Class I Director to serve for a one-year term, three Class II Directors to serve for two-year terms, and three Class III Directors to serve for three-year terms until their successors are duly elected and qualified.  The individual nominees (the "Nominees") proposed for election are listed below.  Each Nominee currently serves as a Director of the Fund or other funds in the Dreyfus Family of Funds.  Each Nominee was nominated by the Fund's nominating committee and has consented to being named in this proxy statement and has agreed to continue to serve as a Director if elected.  Biographical information about each Nominee is set forth below.  Biographical information about the Fund's Director that is not standing for election at the meeting but who will continue to be a Director of the Fund (the "Continuing Director"), information on each Nominee's and Continuing Director's ownership of Fund shares and other relevant information is set forth on Exhibit A.  Except for J. Charles Cardona and Isabel P. Dunst, none of the Nominees are "interested persons," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Fund.  Mr. Cardona is deemed to be an "interested person" of the Fund because of his positions with the Investment Adviser and its affiliates.  Ms. Dunst is deemed to be an "interested person" of the Fund because Hogan Lovells LLP, the law firm in which she is a partner, provides legal services to The Bank of New York Mellon Corporation ("BNY Mellon") and certain of its affiliates, but not to the Investment Adviser or the Fund.  Ms. Dunst is not involved in these representations.  The Continuing Director, Gordon Davis, is deemed to be an "interested person" of the Fund ("Interested Director") as a result of his affiliation with Venable LLP, which provides legal services to the Fund.

Under the 1940 Act and the terms of the Fund's Charter, holders of the APS voting as a single class are entitled, to the exclusion of holders of the Common Stock, to elect two Directors of the Fund.  The APS designees, Nathan Leventhal and Benaree Pratt Wiley, are Nominees for election by APS holders as a Class II Director and Class III Director, respectively.

Voting with regard to the election of Directors will be as follows: holders of Common Stock and APS will vote together as a single class with respect to the election of Roslyn Watson as a Class I Director, Mr. Cardona and Robin Melvin as Class II Directors and Joseph S. DiMartino and Ms. Dunst as Class III Directors; and APS holders will vote separately, to the exclusion of holders of the Common Stock, with respect to the election of Mr. Leventhal and Ms. Wiley as a Class II Director and Class III Director, respectively.

The persons named as proxies on the accompanying proxy card intend to vote each proxy for the election of the Nominees, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for elections to office.  It is not contemplated that any Nominee will be unable to serve as a Director for any reason, but, if that should occur prior to the meeting, the proxyholders reserve the right to substitute another person or persons of their choice as nominee or nominees.

Board's Oversight Role in Management.  The Board's role in management of the Fund is oversight.  As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Investment Adviser and its affiliates, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk).  As part of its oversight, the Board, acting at its scheduled meetings, or the Chairman, acting between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including senior personnel of the Investment Adviser, the Fund's and the Investment Adviser's Chief Compliance Officer and portfolio management personnel.  The Board's audit committee (which consists of all Independent Directors, as defined below) meets during its regularly scheduled and special meetings, and between meetings the audit committee chair is available to the Fund's independent registered public accounting firm and the Fund's Chief Financial Officer.  The Board also receives periodic presentations from senior personnel of the Investment Adviser or its affiliates regarding risk management generally, as well as periodic presentations regarding specific operational, compliance or investment areas, such as business continuity, personal trading, valuation, credit and investment research.  As warranted, the Board also receives informational reports from the Board's independent legal counsel regarding regulatory compliance and governance matters.  The Board has adopted policies and procedures designed to address certain risks to the Fund.  In addition, the Investment Adviser and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund.  Different processes, procedures and controls are employed with respect to different types of risks.  However, it is not possible to eliminate all of the risks applicable to the Fund, and the Board's risk management oversight is subject to inherent limitations.

Board Composition and Leadership Structure.  The 1940 Act requires that at least 40% of the Fund's Directors not be "interested persons" (as defined in the 1940 Act) of the Fund ("Independent Directors") and as such are not affiliated with the Investment Adviser.  To rely on certain exemptive rules under the 1940 Act, a majority of the Fund's Directors must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Directors.  Should all of the Nominees be elected, all of the Fund's Directors, including the Chairman of the Board, will be Independent Directors, except for Mr. Cardona, Mr. Davis and Ms. Dunst.  The Board has determined that its leadership structure, in which the Chairman of the Board is not affiliated with the Investment Adviser, is appropriate in light of the specific characteristics and circumstances of the Fund, including, but not limited to (i) the services that the Investment Adviser and its affiliates provide to the Fund and potential conflicts of interest that could arise from these relationships; (ii) the extent to which the day-to-day operations of the Fund are conducted by Fund officers and employees of the Investment Adviser; and (iii) the Board's oversight role in management of the Fund.

Information About Each Nominee's and Continuing Director's Experience, Qualifications, Attributes or Skills.  Nominees for Director of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below.  The address of each Nominee is 200 Park Avenue, New York, New York 10166.  Specific information about the Continuing Director, information on each Nominee's and Continuing Director's ownership of Fund shares, and other relevant information is set forth on Exhibit A.

Nominee for Class I Director with Term Expiring in 2015

Independent Director Nominee

Name (Age) of Nominee Board Position with Fund (Since)	Principal Occupation During Past 5 Years	Other Public Company Board Memberships During Past 5 Years
ROSLYN M. WATSON (64) Class I Director	Principal, Watson Ventures, Inc., a real estate investment company (1993 - present)	None

Nominees for Class II Director with Terms Expiring in 2016

Independent Director Nominees

Name (Age) of Nominee Board Position with Fund (Since)	Principal Occupation During Past 5 Years	Other Public Company Board Memberships During Past 5 Years
NATHAN LEVENTHAL (70) APS Designee Class II Director (2009)	Chairman of the Avery-Fisher Artist Program (1997 - present) Commissioner, NYC Planning Commission (2007 - 2011)	Movado Group, Inc., Director (2003- present)

ROBIN A. MELVIN (50)

Board Member, Illinois Mentoring Partnership, non-profit organization dedicated to increasing the quantity of mentoring service in Illinois (April 2013 - present)

Director, Boisi Family Foundation, a private family foundation that supports youth-serving organizations that promote the self sufficiency of youth from disadvantaged circumstances (1995 - 2012)

None

Interested Director Nominee

J. CHARLES CARDONA [*] (58)	President and a Director of the Investment Adviser Executive Vice President of MBSC Securities Corporation President of Dreyfus Institutional Services Division	None

[*] Mr. Cardona is deemed to be an "interested person" (as defined in the 1940 Act) of the Fund because of his positions with the Investment Adviser and its affiliates.

Nominees for Class III Directors with Term Expiring in 2017

Independent Director Nominees

Name (Age) of Nominee Board Position with Fund (Since)	Principal Occupation During Past 5 Years	Other Public Company Board Memberships During Past 5 Years
JOSEPH S. DiMARTINO (70) Chairman of the Board Class III Director (1995)	Corporate Director and Trustee

CBIZ (formerly, Century Business Services, Inc.), a provider of outsourcing functions for small and medium size companies, Director (1997 - present)

The Newark Group, a provider of a national market of paper recovery facilities, paperboard mills and paperboard converting plants, Director  (2000 - 2010)

Sunair Services Corporation, a provider of certain outdoor-related services to homes and businesses, Director (2005 - 2009)

BENAREE PRATT WILEY (67) APS Designee Class III Director (2009)	Principal, The Wiley Group, a firm specializing in strategy and business development	CBIZ (formerly, Century Business Services, Inc.), a provider of outsourcing functions for small and medium size companies, Director (2008 - present)

Interested Director Nominee

ISABEL P. DUNST [†] (66)	Partner in the law firm of Hogan Lovells LLP	None

[†] Ms. Dunst is deemed to be an "interested person" (as defined in the 1940 Act) of the Fund because Hogan Lovells LLP, the law firm in which she is a partner, provides legal services to BNY Mellon and certain of its affiliates, but not to the Investment Adviser or the Fund.

Each Nominee, except Mr. Cardona, has been a Dreyfus Family of Funds board member for over 15 years.  Additional information about each Nominee follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that each Nominee possesses which the Board believes has prepared them to be effective Directors (this information for the Continuing Director is set forth on Exhibit A).  The Board believes that the significance of each Director's experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the board level, with no single Director, or particular factor, being indicative of board effectiveness.  However, the Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; the Board believes that its members satisfy this standard.  Experience relevant to having this ability may be achieved through a Director's educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board of the Fund) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences.  The charter for the Board's nominating committee contains certain other factors considered by the committee in identifying and evaluating potential Director nominees.  To assist them in evaluating matters under federal and state law, the Directors are counseled by their independent legal counsel, who participates in Board meetings and interacts with the Investment Adviser and also may benefit from information provided by the Investment Adviser's counsel; counsel to the Fund and to the Board has significant experience advising funds and fund board members.  The Board and its committees have the ability to engage other experts as appropriate.  The Board evaluates its performance on an annual basis.

Independent Director Nominees

            Joseph S. DiMartino — Mr. DiMartino has been the Chairman of the Board of the funds in the Dreyfus Family of Funds for over 15 years.  From 1971 through 1994, Mr. DiMartino served in various roles as an employee of Dreyfus (prior to its acquisition by a predecessor of BNY Mellon in August 1994 and related management changes), including portfolio manager, President, Chief Operating Officer and a director.  He ceased being an employee or director of Dreyfus by the end of 1994.  From July 1995 to November 1997, Mr. DiMartino served as Chairman of the Board of The Noel Group, a public buyout firm; in that capacity, he helped manage, acquire, take public and liquidate a number of operating companies.  From 1986 to 2010, Mr. DiMartino served as a Director of the Muscular Dystrophy Association.

Nathan Leventhal — Mr. Leventhal was previously a Commissioner of the New York City Planning Commission.  Previously, Mr. Leventhal served in a number of senior positions in New York City Government, including Fiscal Director of the Human Resources Administration and Chief of Staff to Mayor John V. Lindsay, Deputy Mayor to Mayor Ed Koch, and Transition Chairman for both Mayors David Dinkins and Michael Bloomberg.  Mr. Leventhal is a former partner in the law firm Poletti Freidin Prashker Feldman & Gartner.  In the not-for-profit sector, Mr. Leventhal served for 17 years as President of Lincoln Center for the Performing Arts, where he is now President Emeritus and Chairman of the Avery Fisher Artist Program.

Robin A. Melvin — Ms. Melvin currently serves as a Board member of Illinois Mentoring Partnership, a non-profit organization dedicated to increasing the quantity and quality of mentoring services in Illinois.  Ms. Melvin served as a Director of the Boisi Family Foundation, a private family foundation that supports organizations serving the needs of youth from disadvantaged circumstances, from 1995 to 2012.  In that role she also managed the Boisi Family Office, providing the primary interface with all investment managers, legal advisors and other service providers to the family.  She has also served in various roles with MENTOR, a national non-profit youth mentoring advocacy organization, including Executive Director of the New York City affiliate, Vice President of the national affiliate network, Vice President of Development, and, immediately prior to her departure, Senior Vice President in charge of strategy.  Prior to that, Ms. Melvin served as an investment banker with Goldman Sachs Group, Inc.

Benaree Pratt Wiley — Ms. Wiley is a Principal of The Wiley Group, a firm specializing in personnel strategy, talent management and leadership development primarily for global insurance and consulting firms.  Prior to that, Ms. Wiley served as the President and Chief Executive Officer of The Partnership, Inc., a talent management organization for multicultural professionals in the greater Boston region.  Ms. Wiley currently serves on the board of Blue Cross Blue Shield of Massachusetts and is chair of the advisory board of PepsiCo African-American, and she has served on the boards of several public companies and charitable organizations.

Roslyn M. Watson — Ms. Watson has been a business entrepreneur in commercial and residential real estate for over 15 years.  Ms. Watson currently serves as President and Founder of Watson Ventures, Inc. a real estate development investment firm, and her current board memberships include American Express Bank, FSB, The Hyams Foundation, Inc., Pathfinder International and Simmons College.  Previously, she held various positions in the public and private sectors, including General Manager for the Massachusetts Port Authority.  She has received numerous awards, including the Woman of Achievement award from the Boston Big Sister Association and the Working Woman of the Year Award from Working Woman Magazine.

Interested Director Nominee

J. Charles Cardona —  Mr. Cardona is the President and a Director of the Investment Adviser and the Chief Executive Officer of BNY Mellon Cash Investment Strategies, a division of the Investment Adviser.  Mr. Cardona is an Executive Vice President of MBSC Securities Corporation ("MBSC").  He also serves as President of the Institutional Services Division of MBSC.  He joined the Institutional Services Division in 1985 with management responsibility for all Institutional Operations and Client Service units.  Prior to joining the Institutional Services Division, he served as Assistant Director of Sales and Services in the Dreyfus Retail Division of MBSC, which he joined in 1981.

Isabel P. Dunst —  Ms. Dunst has been practicing law for almost 40 years.  Half of her career was spent at the U.S. Department of Health and Human Services, including serving as the Deputy General Counsel of that agency, the senior career legal position.  Ms. Dunst has been a partner for approximately 20 years in the Washington-based international law firm of Hogan Lovells, which she joined in 1990.

Fund Board Committees.  The Fund has standing audit, nominating, compensation and litigation committees, each comprised of its Independent Directors.

The function of the audit committee is (1) to oversee the Fund's accounting and financial reporting processes and the audits of the Fund's financial statements and (2) to assist in the Board's oversight of the integrity of the Fund's financial statements, the Fund's compliance with legal and regulatory requirements and the qualifications, independence and performance of the Fund's independent registered public accounting firm.  A copy of the Fund's Audit Committee Charter, which describes the audit committee's purposes, duties and responsibilities, is available at www.dreyfus.com in the "Individual Investors" section under "Specialty Products — Closed End Fund Information."

The Fund's nominating committee is responsible for selecting and nominating persons as members of the Board for election or appointment by the Board and for election by stockholders.  In evaluating potential nominees, including any nominees recommended by stockholders, the committee takes into consideration the factors listed in the Fund's Nominating Committee Charter and Procedures (the "Nominating Committee Charter"), including character and integrity, and business and professional experience.  The nominating committee may consider whether a potential nominee's professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board's membership and collective attributes.  Such considerations will vary based on the Board's existing membership and other factors, such as the strength of a potential nominee's overall qualifications relative to diversity considerations.  The committee will consider recommendations for nominees from stockholders submitted to the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 7th Floor, New York, New York 10166, and including information regarding the recommended nominee as specified in the Nominating Committee Charter.  The Nominating Committee Charter is attached as Exhibit B to this proxy statement.

The function of the compensation committee is to establish the appropriate compensation for serving on the Board.

The litigation committee seeks to address any potential conflicts of interest between the Fund and the Investment Adviser in connection with any potential or existing litigation or other legal proceeding relating to securities held by the Fund and held or otherwise deemed to have a beneficial interest held by the Investment Adviser or its affiliate.

The Fund also has a standing pricing committee comprised of any one Director.  The function of the pricing committee is to assist in valuing the Fund's investments.

Compensation.  Each Director also serves as a director of other funds in the Dreyfus fund complex.  Annual retainer fees and meeting attendance fees are allocated among the Fund and those other funds on the basis of net assets, with the Chairman of the Board, Joseph S. DiMartino, receiving an additional 25% of such compensation.  Mr. Cardona will receive no compensation from the Fund for serving as a Director.  The Fund reimburses Directors for travel and out-of-pocket expenses in connection with attending board or committee meetings.  The Fund does not have a bonus, pension, profit-sharing or retirement plan.

The amount of compensation paid to each Nominee by the Fund for the fiscal year ended September 30, 2013 and the aggregate amount of compensation paid to each Nominee by all funds in the Dreyfus Family of Funds for which the Nominee was a Board member during 2013, was as follows:

Name of Nominee	Aggregate Compensation from Fund*	Total Compensation from the Fund and Fund Complex Paid to Nominee (**)
Independent Director Nominees

Joseph S. DiMartino	$3,925.57	$1,084,687 (154)

Nathan Leventhal	$3,140.44	$329,717 (42)

Robin A. Melvin***	$0	$511,000 (98)

Rosyln M. Watson***	$0	$220,000 (41)

Benaree Pratt Wiley	$3,050.13	$393,467 (66)

Interested Director Nominees

J. Charles Cardona***	$0	$0
Isabel P. Dunst***	$0	$152,000 (10)
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* Amount does not include the cost of office space, secretarial services and health benefits for the Chairman and expenses reimbursed to Directors for attending Board meetings.
** Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Fund, for which the Nominee served as a board member in 2013.
*** Mr. Cardona and Mses. Dunst, Melvin and Watson are not currently Directors of the Fund.

For the Fund's most recent fiscal year, the number of Board and committee meetings held and the amount of compensation paid by the Fund to the Continuing Director and the aggregate amount of compensation paid by all funds in the Dreyfus Family of Funds for which such person was a Board member in 2013 are set forth on Exhibit A.  Certain other information concerning the Fund's Directors and officers also is set forth on Exhibit A.

Director Emeritus Program.  The Board has adopted an Emeritus Program to provide Directors who have served on the Board of one or more funds in the Dreyfus Family of Funds for an extended period of time and who have attained a certain age a means for assuming a less demanding role with the Fund while maintaining an ongoing relationship with the Fund.  The Board has determined that the continued guidance and input such experienced Directors can provide merited the establishment of the Program.  Under the Board Member Emeritus Program, upon reaching age 72, a Director is entitled to elect Emeritus status with respect to the Fund if he or she has served on the Board of a fund for at least 10 years.  Upon reaching age 80, Emeritus status is mandatory and becomes effective immediately, unless the Director chooses to retire at that time.  The 10-year pre-requisite for service as a Board member will be waived for a Director who reaches age 80 but has not served as a Board member of a fund for at least 10 years.  Emeritus Directors are entitled to receive an annual retainer of one-half the amount paid as a retainer at the time the Director achieves Emeritus status and one-half the per meeting attendance fee in effect on the date of the meeting attended by the Emeritus Board member.  Emeritus Directors are reimbursed for reasonable expenses incurred in connection with attending Board meetings.  The Board Member Emeritus Program will not extend to any future Directors of the Fund that are not currently on the Board of one or more funds in the Dreyfus Family of Funds.

Required Vote

The election of each Nominee requires the affirmative vote of a plurality of votes cast at the Fund's meeting for the election of Directors.

ADDITIONAL INFORMATION

Selection of Independent Registered Public Accounting Firm

The 1940 Act requires that the Fund's independent registered public accounting firm (the "independent auditors" or "auditors") be selected by a majority of the Independent Directors.  The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the Fund's independent auditors.  At a meeting held on July 17, 2013, the Fund's audit committee approved and the Fund's Board, including a majority of the Independent Directors, ratified and approved the selection of Ernst & Young LLP ("EY") as the Fund's auditors for the fiscal year ending September 30, 2014.  EY, a major international accounting firm, has acted as independent auditors of the Fund since the Fund's organization.  The audit committee's report is attached as Exhibit C to this proxy statement.

Independent Registered Public Accounting Firm Fees and Services

The following chart reflects fees paid to EY in the Fund's last two fiscal years.  For Service Affiliates (i.e., Dreyfus and any entity controlling, controlled by or under common control with Dreyfus that provides ongoing services to the Fund), such fees represent only those fees that required pre-approval by the audit committee, except the Aggregate Non-Audit Fees amounts, which include all non-audit fees paid to EY by the Fund and Service Affiliates.  All services provided by EY were pre-approved as required.

	Fund[1]	Service Affiliates[1]
Audit Fees	$$32,015/$33,184	$0/$0
Audit-Related Fees[2]	$32,442/$20,442	$0/$0
Tax Fees[3]	$3,267/$4,035	$0/$0
All Other Fees	$200,000/$0	$0/$200,000
Aggregate Non-Audit Fees[4]	N/A	$44,747,470/$52,124,229
__________________________

[1] For the Fund's fiscal years ended September 30, 2012/September 30, 2013.
[2] Services to the Fund consisted of (i) agreed-upon procedures related to compliance with basic maintenance requirements for APS; and (ii) security counts required by Rule 17f-2 under the 1940 Act.

[3] Services to the Fund consisted of (i) review or preparation of U.S. federal, state, local and excise tax returns; (ii) U.S. federal, state and local tax planning, advice and assistance regarding statutory, regulatory or administrative developments; and (iii) tax advice regarding tax qualification matters and/or treatment of various financial instruments held or proposed to be acquired or held.

[4] Aggregate fees from the Fund and Service Affiliates are shown under the Service Affiliates column.

Audit Committee Pre-Approval Policies and Procedures.  The Fund's audit committee has established policies and procedures (the "Policy") for pre-approval (within specified fee limits) of EY engagement for audit and non-audit services to the Fund and non-audit services to Service Affiliates without specific case-by-case consideration.  The pre-approved services in the Policy can include pre-approved audit services, pre-approved audit-related services, pre-approved tax services and pre-approved all other services.  Pre-approval considerations include whether the proposed services are compatible with maintaining EY's independence.  Pre-approvals pursuant to the Policy are considered annually.  In addition, proposed services requiring pre-approval but not covered by the Policy are considered from time to time as necessary.

Auditor Independence.  The Fund's audit committee has considered whether the provision of non-audit services that were rendered to Service Affiliates that did not require pre-approval is compatible with maintaining EY's independence.

A representative of EY is expected to be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Service Providers

Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's investment adviser.

The Bank of New York Mellon, an affiliate of Dreyfus, located at One Wall Street, New York, New York  10286, acts as Custodian for the assets of the Fund.

Computershare Shareowner Services LLC, located at 480 Washington Boulevard, Jersey City, New Jersey 07310, acts as the Fund's Transfer Agent, Dividend-Paying Agent and Registrar.

Voting Information

To authorize proxies to vote your Fund shares, please complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope.

The Fund will bear the cost of soliciting proxies.  In addition to the use of the mails, proxies may be solicited personally or by telephone, and the Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals.  Authorizations to execute proxies may be obtained by electronic transmission or by telephonic instructions in accordance with procedures designed to authenticate the stockholder's identity.  In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide or confirm certain identifiable information and to confirm that the stockholder has received the Fund's proxy statement and proxy card in the mail.  Within 72 hours of receiving a stockholder's solicited telephonic voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instructions are not correctly reflected in the confirmation.  Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted "for" the proposals.

If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power), the Fund's shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business, but will not constitute a vote "for" a proposal and will have no effect on the result of the vote.

OTHER MATTERS

The Fund's Board is not aware of any other matter which may come before the meeting.  However, should any such matter properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter.

Proposals that stockholders wish to include in the Fund's proxy statement for the Fund's next Annual Meeting of Stockholders must be sent to and received by the Fund no later than December 22, 2014 at the principal executive office of the Fund at 200 Park Avenue, New York, New York 10166, Attention: Secretary of the Fund.  The date after which notice of a stockholder proposal is considered untimely, except as otherwise permitted under applicable law, is March 7, 2015.

Stockholders who wish to communicate with Directors should send communications to the attention of the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 7th Floor, New York, New York 10166, and communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to the Chairman of the Board.

NOTICE TO BANKS, BROKER/DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Fund, in care of Computershare Shareowner Services LLC, Proxy Department, 480 Washington Blvd., 27th floor, Jersey City, New Jersey 07301, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated: April 8, 2014

EXHIBIT A
PART I

Part I sets forth information regarding the Continuing Director, Board and committee meetings and share ownership.

Information About The Continuing Director's Experience, Qualifications, Attributes or Skills.  The Continuing Director of the Fund, together with information as to his position with the Fund, principal occupation and other board memberships for the past five years, is shown below.  The address of the Continuing Director is 200 Park Avenue, New York, New York 10166.

Continuing Director with Term Expiring in 2015

Name (Age) of Continuing Director Position with Fund (Since)	Principal Occupation During Past 5 Years	Other Public Company Board Memberships During Past 5 Years

Interested Director

GORDON J. DAVIS (71) [‡] Class I Director (2012)	Partner in the law firm of Venable LLP (2012-present) Partner in the law firm of Dewey & LeBoeuf LLP (1994-2012)	Consolidated Edison, Inc., a utility company, Director (1997-present) The Phoenix Companies, Inc., a life insurance company, Director (2000- present)

The Continuing Director has been a Dreyfus Family of Funds board member for over 15 years.  Additional information about the Continuing Director follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that the Continuing Director possesses which the Board believes has prepared him to be an effective Director.

Interested Director

Gordon J. Davis — Mr. Davis is a partner in the law firm of Venable LLP where his practice focuses on complex real estate, land use development and related environmental matters; state and municipal authorities and financings; and cultural and not-for-profit organizations.  Prior to joining the firm in 2012, Mr. Davis served as a partner in the law firm of Dewey & LeBoeuf LLP from 1994 until 2012.  Mr. Davis also served as a Commissioner and member of the New York City Planning Commission, and as Commissioner of Parks and Recreation for the City of New York.  Mr. Davis was a co-founder of the Central Park Conservancy and the founding Chairman of Jazz at the Lincoln Center for the Performing Arts in New York City.  He has also served as President of Lincoln Center.  Mr. Davis also served on the board of Dreyfus (prior to its acquisition by a predecessor of BNY Mellon in August 1994 and related management changes).  He currently serves as a Director of The Phoenix Companies, Inc., a life insurance company.

Nominees' and Continuing Director's Ownership of Fund Shares.  The table below indicates the dollar range of the Nominees' and the Continuing Director's ownership of shares of the Fund's Common Stock and shares of other funds in the Dreyfus Family of Funds for which he or she is a Board member, in each case as of December 31, 2013.

[‡] Mr. Davis is deemed to be an Interested Director as a result of his affiliation with Venable LLP, which provides legal services to the Fund.

Name of Continuing Director or Nominees	Fund Common Stock	Aggregate Holding of Funds in the Dreyfus Family of Funds for which Responsible as a Board Member
Independent Directors and Director Nominees
Joseph S. DiMartino*	None	Over $100,000
Nathan Leventhal*	None	Over $100,000
Robin A. Melvin*	None	None
Roslyn M. Watson*	None	None
Benaree Pratt Wiley*	None	$50,001-$100,000
Interested Director and Director Nominees
J. Charles Cardona*	None	None
Gordon J. Davis	None	$50,001-$100,000
Isabel P. Dunst*	None	None
______________
*Nominee.

As of December 31, 2013, none of the Nominees or the Continuing Director or their immediate family members owned securities of Dreyfus or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with Dreyfus.

PERTAINING TO THE BOARD

•

The Fund held six Board meetings, six audit committee meetings, one nominating committee meeting, and one compensation committee meeting during the last fiscal year. The litigation and pricing committees did not meet during the last fiscal year.

•	The Fund does not have a formal policy regarding Directors' attendance at annual meetings of stockholders. Directors did not attend last year's annual meeting.
•	The Continuing Director and all Nominees who are currently Directors attended at least 75% of the meetings of the Board and committees of which they were a member held in the last fiscal year.

Compensation Table.  The aggregate amount of compensation paid to the Continuing Director by the Fund for the fiscal year ended September 30, 2013, and by all funds in the Dreyfus Family of Funds for which such Director was a Board member during 2013, was as follows:

Name of Continuing Director	Aggregate Compensation from the Fund*	Total Compensation from the Fund and Fund Complex Paid to Continuing Director (**)

Interested Director
Gordon J. Davis	$3,143.06	$279,717 (49)
_________________________

* Amount does not include the cost of office space, secretarial services and health benefits for the Chairman and expenses reimbursed to Directors for attending Board meetings.

** Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Fund, for which the Director served as a Board member in 2013.

PART II

Part II sets forth information regarding the officers of the Fund.  Each officer of the fund holds office for an indefinite term until his or her successor is elected and has qualified.

Name and Position with Fund (Since)	Age	Principal Occupation and Business Experience For Past Five Years

BRADLEY J. SKAPYAK President (2010)	55

Chief Operating Officer and a director of Dreyfus since June 2009; from April 2003 to June 2009, head of the Investment Accounting and Support Department of Dreyfus. He is an officer of 69 investment companies (comprised of 146 portfolios) managed by Dreyfus.

JAMES WINDELS Treasurer (2001)	55	Director – Mutual Fund Accounting of Dreyfus, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

JOHN PAK Chief Legal Officer (2013)	45

Chief Legal Officer of Dreyfus and Associate General Counsel and Managing Director of BNY Mellon since August 2012; from March 2005 to July 2012, Managing Director of Deutsche Bank, Deputy Global Head of Deutsche Asset Management Legal and Regional Head of Deutsche Asset Management Americas Legal. He is an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus. He has been an employee of Dreyfus since August 2012.

JANETTE E. FARRAGHER Vice President (2005) and Secretary (2011)	51	Assistant General Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

KIESHA ASTWOOD Vice President and Assistant Secretary (2010)	41	Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

JAMES BITETTO Vice President and Assistant Secretary (2005)	47	Managing Counsel of BNY Mellon and Secretary of Dreyfus, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

JONI LACKS CHARATAN Vice President and Assistant Secretary (2005)	58	Managing Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

JOSEPH M. CHIOFFI Vice President and Assistant Secretary (2005)	52	Managing Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

JOHN B. HAMMALIAN Vice President and Assistant Secretary (2005)	50	Senior Managing Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.
SARAH S. KELLEHER Vice President and Assistant Secretary (2014)	38	Senior Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

ROBERT R. MULLERY Vice President and Assistant Secretary (2005)	62	Managing Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

JEFF PRUSNOFSKY Vice President and Assistant Secretary (2005)	48	Senior Managing Counsel of BNY Mellon, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

RICHARD CASSARO Assistant Treasurer (2008)	55	Senior Accounting Manager — Money Market and Municipal Bond Funds of Dreyfus, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

GAVIN C. REILLY Assistant Treasurer (2005)	45	Tax Manager of the Investment Accounting and Support Department of Dreyfus, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

ROBERT S. ROBOL Assistant Treasurer (2005)	50	Senior Accounting Manager — Fixed Income Funds of Dreyfus, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

ROBERT SALVIOLO Assistant Treasurer (2007)	46	Senior Accounting Manager — Equity Funds of Dreyfus, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

ROBERT SVAGNA Assistant Treasurer (2005)	47	Senior Accounting Manager — Equity Funds of Dreyfus, and an officer of 70 investment companies (comprised of 171 portfolios) managed by Dreyfus.

JOSEPH W. CONNOLLY Chief Compliance Officer (2004)	56	Chief Compliance Officer of Dreyfus and The Dreyfus Family of Funds 70 investment companies (comprised of 171 portfolios).

The address of each officer of the Fund is 200 Park Avenue, New York, New York 10166.

PART III

Part III sets forth information for the Fund regarding the beneficial ownership of its shares as of April 2, 2014 by the Nominees, the Continuing Director and officers of the Fund owning shares on such date and by any shareholders owning 5% or more of a class of the Fund's outstanding shares.

As of April 2, 2014, no Directors or officers of the Fund owned any shares of Common Stock or APS.

To the Fund's knowledge based on Schedule 13G filings as of December 31, 2013, the following information with respect to beneficial ownership of more than 5% of the outstanding shares of Common Stock and/or outstanding shares of APS has been reported.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
Common Stock	First Trust Portfolios L.P.* First Trust Advisors L.P.* The Charger Corporation* 120 East Liberty Drive Suite 400 Wheaton, IL 60187	2,565,349	12.39%
APS	UBS AG Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	1,062	53.1%
APS	Bank of America Corp.** Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255	259	11.33%
APS	Bank of America, N.A.** 101 South Tryon Street Charlotte, North Carolina 28255	88	3.85%
APS	Blue Ridge Investments, L.L.C.** 214 North Tryon Street Charlotte, North Carolina 28255	171	7.48%
APS	Karpus Management, Inc. d/b/a Karpus Investment Management 183 Sully's Trail Pittsford, New York 14534	110	5.35%

_________________________

* These entities share voting and dispositive power with respect to the share amounts and percentages shown.

**Bank of America Corporation beneficially owns, and has shared voting and dispositive power with respect to, 259 shares through its wholly-owned subsidiaries Bank of America, N.A. and Blue Ridge Investments, L.L.C.

As of April 2, 2014, Cede & Co., P.O. Box 20, Bowlnig Green Station, New York New York  10274 held of record approximately 94.54% of the outstanding shares of Common Stock and 100% of the outstanding shares of APS.

Section 16(a) Beneficial Ownership Reporting Compliances

To the Fund's knowledge, all of its officers, Directors, holders of more than 10% of its Common Stock or APS and certain additional persons required to report their transactions in the Fund's shares complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended September 30, 2013, except that the initial filing required when Mr. Davis became a Director was filed late.  In making this disclosure, the Fund has relied solely on written representations of such persons and on copies of reports that have been filed with the Securities and Exchange Commission.

The Dreyfus Family of Funds

BNY MELLON FUNDS TRUST

Nominating Committee Charter and Procedures

Organization

The Nominating Committee (the "Committee") of each fund in the Dreyfus Family of Funds (each, the "Fund") shall be composed solely of Directors/Trustees ("Directors") who are not "interested persons" of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act") ("Independent Directors").  The Board of Directors of the Fund (the "Board") shall select the members of the Committee and shall designate the Chairperson of the Committee.

Responsibilities

The Committee shall select and nominate persons for election or appointment by the Board as Directors of the Fund.

Evaluation of Potential Nominees

The Board believes that Directors need to have the ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with Fund management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties.  In evaluating potential Director nominees (including any nominees recommended by shareholders as provided below) in light of this standard, and to address certain legal and other requirements and considerations associated with composition of the Board, the Committee shall consider, among other factors it may deem relevant:

•                     the character and integrity of the person;

•                     whether or not the person is qualified under applicable laws and regulations to serve as a Director of the Fund;

•                     whether or not the person has any relationships that might impair his or her service on the Board;

•                     whether nomination of the person would be consistent with Fund policy and applicable laws and regulations regarding the number and percentage of Independent Directors on the Board;

•                     whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organizations or their related fund complexes;

•                     whether or not the person is willing to serve and is willing and able to commit the time necessary for the performance of the duties and responsibilities of a Director of the Fund; and

•                     the educational background; business, professional training or practice (e.g., medicine, accounting or law), public service or academic positions; experience from service as a board member (including the Board) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations; and/or other life experiences.

In addition, the Committee may consider whether a potential nominee's professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the Board's membership and collective attributes.  Such considerations will vary based on the Board's existing membership and other factors, such as the strength of a potential nominee's overall qualifications relative to diversity considerations.

While the Committee is solely responsible for the selection and nomination of Directors, the Committee may consider nominees recommended by Fund shareholders.  The Committee will consider recommendations for nominees from shareholders sent to the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 7th Floor East, New York, New York 10166.  A nomination submission must include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, as well as information sufficient to evaluate the factors listed above.  Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

Nomination of Directors

After a determination by the Committee that a person should be selected and nominated as a Director of the Fund, the Committee shall present its recommendation to the full Board for its consideration.

Review of Charter and Procedures

The Committee shall review the charter and procedures from time to time, as it considers appropriate.

B-1

EXHIBIT C

REPORT OF THE AUDIT COMMITTEE

Dreyfus Municipal Income, Inc.
(the "Fund")

November 26, 2013

The audit committee oversees the Fund's financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the Annual Report with management.

The committee reviewed with the independent registered public accounting firm (the "independent auditors" or "auditors"), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Fund's accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB").  In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Fund including the auditors' letter and the matters in the written disclosures required by the PCAOB provided to the committee.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the Fund be included in the Fund's Annual Report to Stockholders for the year ended September 30, 2013.

Joseph S. DiMartino, Audit Committee Chair	George L. Perry, Audit Committee Member
Whitney I. Gerard, Audit Committee Member	Benaree Pratt Wiley, Audit Committee Member
Nathan Leventhal, Audit Committee Member

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
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VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
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VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE

VOTE IN PERSON
Attend Stockholder Meeting
200 Park Avenue, 7th Floor
New York, NY 10166
on June 13, 2014

Please detach at perforation before mailing.

PROXY **DREYFUS MUNICIPAL INCOME, INC.** **PROXY**

AUCTION PREFERRED STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Dreyfus Municipal Income, Inc. (the "Fund") hereby appoints Robert R. Mullery and James Bitetto and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all shares of the Fund standing in the name of the undersigned at the close of business on April 2, 2014, at the Annual Meeting of Stockholders of the Fund to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, NY 10166, on Friday, June 13, 2014, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Meeting"), with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Fund and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES PRINTED ON THE REVERSE SIDE OF THIS CARD AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

Signature and Title, if applicable

Signature (if held jointly)

Date DMF_25508_032614-Pref

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on June 13, 2014.
The Proxy Statement and Proxy Card for this meeting are available at:
public.dreyfus.com/proxy/materials.html

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

In their discretion, the Proxies are authorized to vote on any other business as may properly come before the Meeting or any adjournment(s) thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

The Board of Directors recommends a vote "FOR" the following nominees.

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1. Election of Directors:	☐	☐	☐

Class I - 01. Roslyn M. Watson
Class II - 02. Nathan Leventhal 03. Robin A. Melvin 04. J. Charles Cardona
Class III - 05. Joseph S. DiMartino 06. Benaree Pratt Wiley 07. Isabel P. Dunst

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided below.

____

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.
DMF_25508_032614-Pref

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE

VOTE IN PERSON
Attend Stockholder Meeting
200 Park Avenue, 7th Floor
New York, NY 10166
on June 13, 2014

Please detach at perforation before mailing.

PROXY **DREYFUS MUNICIPAL INCOME, INC.** **PROXY**

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Dreyfus Municipal Income, Inc. (the "Fund") hereby appoints Robert R. Mullery and James Bitetto and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all shares of the Fund standing in the name of the undersigned at the close of business on April 2, 2014, at the Annual Meeting of Stockholders of the Fund to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, NY 10166, on Friday, June 13, 2014, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Meeting"), with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Fund and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES PRINTED ON THE REVERSE SIDE OF THIS CARD AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: Please sign exactly as your name appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

Signature and Title, if applicable

Signature (if held jointly)

Date

DMF_25508_032614

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on June 13, 2014.
The Proxy Statement and Proxy Card for this meeting are available at:
public.dreyfus.com/proxy/materials.html

IF YOU VOTE BY TELEPHONE OR INTERNET,
PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

In their discretion, the Proxies are authorized to vote on any other business as may properly come before the Meeting or any adjournment(s) thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

The Board of Directors recommends a vote "FOR" the following nominees.

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1. Election of Directors: **Class I -** 01. Roslyn M. Watson **Class II -** 02. Robin A. Melvin 03. J. Charles Cardona **Class III -** 04. Joseph S. DiMartino 05. Isabel P. Dunst	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and write the nominee's number on the line provided below.

____

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

DMF_25508_032614